UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

September 4, 2012

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER      0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401) 828-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2012, Astro-Med, Inc. (the “Registrant”) announced the appointment of Gregory A. Woods, 53, as Executive Vice President and Chief Operating Officer of the Registrant.  Since 2010, Mr. Woods served as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms.  From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts.  From 2001 to 2008, Mr. Woods was President and CEO of Control Technology Corporation, a manufacturer of industrial and process controls located in Hopkinton, Massachusetts. Mr. Woods is a member of several corporate boards and serves on the president’s executive advisory board for the Association for Manufacturing Technology, which promotes high technology manufacturing in the United States.

Pursuant to the terms of Mr. Woods’ appointment, he will receive a base salary of $225,000 per year.  Upon his appointment, Mr. Woods was also granted 50,000 shares of restricted stock and options to purchase 50,000 shares of the Registrant’s common stock, all of which vest in four equal, annual installments commencing on the first anniversary of his appointment.  Mr. Woods will be eligible to participate in the Registrant’s incentive compensation and bonus plans applicable to executive officers of the Registrant.

A copy of the Registrant’s press release regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                                Exhibit

99.1	Press Release dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

DATE: September 6, 2012	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer